Exhibit (e)(2)

AUTHORIZED PARTICIPANT AGREEMENT

FOR

POINTBREAK ETF TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between ALPS Distributors, Inc. (the “Distributor”) and                    (the “Authorized Participant” or “AP”) and is subject to acceptance by Brown Brothers Harriman & Co. (“ETF Administrator” or the “Transfer Agent”). The Transfer Agent serves as the transfer agent for Pointbreak ETF Trust (the “Trust”) and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third-party beneficiary of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the distribution of Creation Units (as defined below) of each of the separate investment portfolios of the Trust (each such portfolio a “Fund” and collectively, the “Funds”) named on Annex I to this Agreement.

As specified in the Trust’s Prospectus and Statement of Additional Information (“SAI”) incorporated therein (collectively, the “Prospectus”) included as part of its registration statement, as amended, on Form N-1A (“Registration Statement”), the shares of any Fund (“Shares”) offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit”. All references to “cash” shall refer to U.S. Dollars (“USD”). The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor. The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of securities (the “Deposit Securities”) and an amount of cash computed as described in the Prospectus (the “Cash Component”), plus a purchase “Transaction Fee” as described in the Prospectus, delivered to the Transfer Agent by the Authorized Participant. Together, the Deposit Securities and the Cash Component constitute the “Creation Deposit”, which represents the minimum initial and subsequent investment amount for Shares of any Fund of the Trust. References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended by the Trust from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process”, or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”)) (“DTC Process”). The procedures for processing an order to purchase Creation Units (each a “Purchase Order”) and an order to redeem Creation Units (each a “Redemption Order”) are described in the Trust’s Prospectus and in Annex II to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Prospectus and Annex II hereto, as each may be amended from time to time in accordance with this Agreement. An Authorized Participant may cancel a Purchase Order or a Redemption Order after an order is placed only if a Fund becomes the subject of a bankruptcy filing or receivership or terminates or suspends Share issuances or redemptions after the applicable trade date but prior to the applicable settlement date for such Purchase Order or Redemption Order. Notwithstanding the foregoing, although the Authorized Participant shall not have a right to cancel a Purchase Order or Redemption Order under any other circumstance, the Authorized Participant may utilize the electronic order entry system to cancel a Purchase Order or Redemption Order after it is placed but before the cut-off time as specified in Annex II hereto.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF AUTHORIZED PARTICIPANT.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an Authorized Participant in the CNS System of NSCC (as defined in the Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Distributor, the Trust and the Transfer Agent of such change. The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, the Prospectus and Annex II hereto (“Execution of Orders”). In the event Authorized Participant utilizes the Distributor’s electronic interface for Order entry, the Participant agrees to the terms and conditions set forth in Annex VI hereto.

(b) The Authorized Participant hereby represents and warrants that, unless the following paragraph is applicable to it, (i) it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant agrees to comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA, and that it will not offer or sell Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States (“US”) and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the regulations promulgated thereunder and (iii) to conduct its business in accordance with the spirit of FINRA Conduct Rules.

(d) The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

(e) The Authorized Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may be occurring. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Continuous Offering” section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

(f) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, the Trust’s Custodian, the Subcustodian (in the case of Funds with foreign securities “International Funds”) and the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the reasonable satisfaction of the Distributor, the Custodian and the Subcustodian prior to placing its first Purchase or Redemption Order with the Distributor.

2. EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent such documents are applicable. It is contemplated that the telephone lines used by the Distributor and the ETF Administrator will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Distributor and ETF Administrator, provided that the Distributor and the ETF Administrator, as applicable, shall, if allowable pursuant to applicable law, promptly provide copies of recordings of any such calls, which have been retained in accordance with the Distributor’s or the ETF Administrator’s usual document retention policy, to the Authorized Participant upon reasonable written request by the Authorized Participant. In the event that any recording party becomes legally compelled to disclose to any third party any recording involving communications with the Authorized Participant, such recording party shall provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, to the extent legally permitted to do so, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(b) The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and agrees to provide reasonable prior notice of all such amendments and new procedures to the Authorized Participant. The Authorized Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the cash collateral settlement procedures that are referenced in Annex II hereto. Changes to the procedures shall not apply retroactively to Purchase Orders or Redemption Orders submitted prior to such change in procedure.

(c) The Authorized Participant acknowledges and agrees that delivery of a Purchase Order or Redemption Order, once accepted by the Distributor, shall be irrevocable, provided that the Trust or the Distributor (on behalf of the Trust) reserve the right to reject any Purchase Order or Redemption Order as described in the Trust’s registration statement or Annex II hereto. Notwithstanding the foregoing, if the Distributor or the Trust rejects a Purchase Order or Redemption Order or the Trust suspends sales of Shares, the Distributor will notify the Authorized Participant thereof as soon as reasonably practicable. The Trust will promptly return to the Authorized Participant upon rejection of a Purchase Order all consideration, including Deposit Securities and cash tendered by the Authorized Participant, including any transaction fees, in respect of such rejected Purchase Order.

(d) With respect to any Redemption Order, the Authorized Participant acknowledges and agrees to return to the Trust any dividend, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees that the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund.

(e) With respect to any Purchase Order, the Transfer Agent, on behalf of the Trust, acknowledges and agrees to return to the Authorized Participant any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Authorized Participant.

3. NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to the Transfer Agent. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then-current Prospectus and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended prospectus by email at                     , in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(b) The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the 1933 Act, as amended, and the rules and regulations of the Securities Exchange Commission thereunder; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those contained in the Trust’s then-current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Authorized Participant understands that neither the Trust nor any of its Funds will be advertised or marketed as an open-end investment company, (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Trust. In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in whole Creation Units only.

(d) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares, and (ii) for internal use by the Authorized Participant. The Distributor will not be liable or responsible for any such research reports.

5. SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused Brown Brothers Harriman & Co. acting in its capacity as the Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6. TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents that upon delivery of Deposit Securities to the Custodian and/or the relevant Subcustodian in accordance with the terms of the Prospectus, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

7. CASH COMPONENT AND FEES.

(a) For Domestic Funds:

The Authorized Participant hereby agrees that as between the Trust and itself in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Trust’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees to pay the full cash amount, plus interest, computed at such reasonable rate as most recently specified by the Trust to the Authorized Participant. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

(b) For International Funds:

The Authorized Participant hereby agrees that as between the Trust and itself in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via fed funds wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds at least one Business Day before Contractual Settlement Date. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash

Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full Cash Amount, plus interest, computed at such reasonable rate as most recently specified by the Trust to the Authorized Participant. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

8. ROLE OF AUTHORIZED PARTICIPANT; PROXY

(a) The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor, or the Transfer Agent in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Transfer Agent or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(b) In executing this Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Authorized Participant or indirect participant, or any other shareholder in an underlying shares account (“Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Authorized Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the written request of the Trust or the Distributor.

(d) The Authorized Participant represents, covenants and warrants that, from time to time, it may be a Beneficial Owner or legal owner of Shares (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act). The Authorized Participant agrees to irrevocably appoint the Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares which the Authorized Participant has not rehypothecated and which the Authorized Participant is or may be entitled to vote at any meeting of shareholders of the Trust held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall vote (or abstain from voting) such Shares in accordance with Distributor’s proxy voting policies and procedures, with complete independence from and without any regard to any views, statements or interests of the Authorized Participant, its affiliates or any other person. The Authorized Participant acknowledges that the Distributor will not exercise discretion or otherwise provide advice or guidance to the Authorized Participant or any other party in connection with any vote (or abstention thereof). The Distributor may carry out its responsibilities hereunder through an agent, nominee, attorney or such other third party as it deems necessary or appropriate, to the extent allowable pursuant to applicable law.

For purposes of this Section 8.d., beneficially owned Shares shall not include those Shares for which the Authorized Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business, unless the Authorized Participant instructs the Distributor in writing otherwise. The Authorized Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares unless the Authorized Participant instructs the Distributor in writing otherwise. For the avoidance of doubt, it shall be the responsibility of the Authorized Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the agent and proxy pursuant to this Section. The Authorized Participant represents that it has all the necessary legal power and authority to vote, and to appoint an agent and proxy to vote, all such Shares as contemplated herein. The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor from and against any loss, liability, cost or expense suffered or incurred by such Distributor resulting directly from losses, liabilities or expenses resulting from this Proxy other than those arising from the negligence, bad faith or willful misconduct of the Distributor.

The Distributor, as proxy for the Authorized Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of such agent and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant. The Distributor may terminate this irrevocable proxy (i.e., Section 8.d.) after sixty (60) days written notice to the Authorized Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.

9. AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Distributor, the Authorized Participant shall deliver to the Distributor, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Distributor (see Annex III to this Agreement) setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor, with a copy to the Transfer Agent, of a superseding certificate in a form approved by the Distributor bearing a subsequent date. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Distributor and such notice shall be effective upon receipt by the Distributor and after having reasonable opportunity to process such notice. The Distributor shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Distributor.

10. REDEMPTION.

(a) The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the US stock exchange where the Shares are principally listed ( as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business. The

Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of any Fund unless (i) it owns outright or has full legal authority to tender for redemption the requisite number of Creation Units of the relevant Fund to be redeemed and to the entire proceeds of the redemption and (ii) that such Shares are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus on the applicable settlement date for the Redemption Order.

11. BENEFICIAL OWNERSHIP.

(a) The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Shares of each such Fund made publicly available by the Trust) either (i) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying the Deposit Securities as a dealer and as inventory in connection with its market making activities. The Trust reserves the absolute right to reject an order for Creation Units transmitted to it in respect of a Fund if the Authorized Participant does not meet the foregoing.

(b) The Trust, the Distributor and the Transfer Agent shall have the right to reasonably require information from the Authorized Participant regarding Share ownership of each Fund (if the Authorized Participant does not provide the representation in Section 11(a)(ii) above) and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

12. INDEMNIFICATION.

This Section 12 shall survive the termination of this Agreement.

(a) The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party taken pursuant to any instructions issued in accordance with Annex II, III or IV hereto (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Authorized Participant; or (v)(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s then current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, or (2) any untrue statement of a material fact or alleged untrue statement of a material fact contained in any research reports, marketing material or sales literature described in Section 4 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Distributor or the Trust in materials furnished to the Authorized Participant or by the Authorized Participant at the written direction of the Trust or the Distributor or is based upon any omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust. The Authorized Participant shall not be liable to the AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or mistakes or errors by, or out of interruptions or delays of communications with, the AP Indemnified Parties who are service providers to the Trust.

(b) The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor, (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex II, III and IV hereto (as each may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by the Distributor; or (v)(1) any representation by the Distributor, its employees or its agents or other representatives about the Creation Units or any Distributor Indemnified Party that is not consistent with the Trust’s then current Prospectus made in connection with the facilitation of orders of Creation Units, or (2) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the Securities and Exchange Commission or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Distributor shall not be liable to any Distributor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Distributor, or mistakes or errors by, or out of interruptions or delays of communications with the Distributor Indemnified Parties, due to any action of a service provider to the Trust.

(c) This Section 12 shall not apply to the extent any such losses, liabilities, damages, costs and expenses for which an AP Indemnified Party or Distributor Indemnified Party is seeking indemnification are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of any AP Indemnified Party or the Distributor Indemnified Party, as the case may be. The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

13. LIMITATION OF LIABILITY.

(a) The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(b) In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents or attorneys as provided in paragraph (d) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(c) Neither the Authorized Participant, Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d) The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

14. INFORMATION ABOUT CREATION DEPOSITS.

The Authorized Participant understands that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15. ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

16. NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by facsimile or electronic mail, or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone or facsimile numbers as follows:

Attn:	Pointbreak ETF Trust
P.O. Box 347312
San Francisco, CA 94134 telephone fax

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone or facsimile numbers indicated below the signature line of such party.

17. EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective upon execution by the parties hereto and delivery to the Distributor. This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Authorized Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up. This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended only by a written instrument executed by all the parties hereto; provided, however, that (i) if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption of a rule on which the Trust relies to operate as an exchange-

traded fund), then the Distributor shall provide the Authorized Participant and the Transfer Agent with prompt notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment; and (ii) any Annex to this Agreement may be amended upon written notification by the Distributor to the Authorized Participant and the other party if neither the Authorized Participant nor the other party objects in writing to the amended Annex within five (5) days after its receipt.

18. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan and of the U.S. District Courts for the Southern District of New York and the appellate courts therefrom in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19. SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20. ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

21. INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22. ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

23. SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self- regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Trust, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of the Trust of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

24. NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25. SURVIVAL.

Section 12 (Indemnification) hereof shall survive the termination of this Agreement.

26. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

ALPS DISTRIBUTORS, INC.

BY:
TITLE:
ADDRESS: 1290 Broadway, Suite 1100, Denver CO 80203 TELEPHONE: 303.623.2577
FACSIMILE: 303.623.7850

AUTHORIZED PARTICIPANT

BY:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:

ACCEPTED BY: BROWN BROTHERS HARRIMAN & CO. AS TRANSFER AGENT

BY:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:

ANNEX I TO AUTHORIZED PARTICIPANT

AGREEMENT FOR POINTBREAK ETF TRUST

Pointbreak Buyback Index Fund (Ticker Symbol: PBBB)

Pointbreak China Large-Cap Index Fund (Ticker Symbol: PBCI)

Pointbreak Diversified Commodity Fund (Ticker Symbol: PBCM)

Pointbreak US Internet Index Fund (Ticker Symbol: PBIT)

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR POINTBREAK ETF TRUST

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement (the “Agreement”) supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing Purchase Orders and (ii) the Transfer Agent in processing Redemption Orders and, together with Purchase Orders, “Orders”. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Company and in connection with the initial Purchase Order submitted by the Authorized Participant, the Distributor will assign a unique PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of the Trust.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.	Placing an Order.

a.	General. To the extent possible, Orders shall be submitted through the Internet (“Web Order Site” or “Electronic Interface”) as described in section 1.b. below. If the Electronic Interface is not available, Orders may be placed by telephone, as described in section 1.c. If a Purchase Order is not complete prior to the Order Cut-Off Time (as defined below), the Order will not be processed. Redemption Orders that are not completed prior to the Order Cut-Off Time will be processed on the next Business Day.

b.	Using the Electronic Interface to Initiate the Order. An Authorized Person for the Authorized Participant will log in to the Electronic Interface prior to the cut-off time for placing Orders with the Fund (the “Order Cut-Off Time”) set forth in the particular Fund’s order form (“Order Form”) and enter the terms of the Order. An Order is not complete until it has been approved by both the Authorized Participant and the Distributor under the terms of the Prospectus and the Agreement, in accordance with the procedures outlined below.

Orders submitted through the Electronic Interface must be in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the Electronic Interface User Agreement (the “Electronic Interface Agreement,” which must be separately entered into by the Authorized Participant) and the applicable Electronic Interface User Guide (or any successor documents). To the extent that any provision of this Agreement

(including this Annex) is inconsistent with any provision of any Electronic Interface Agreement, the Electronic Interface Agreement shall control with respect to Distributor’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Authorized Participant acknowledges that references to the applicable Electronic Interface User Guide (or any successor documents) contained herein are for instructional purposes only, and such Electronic Interface User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Trustee, the Transfer Agent, the Distributor or their respective agents.

c.	Calling to Initiate the Order. In the event the Electronic Interface service is unavailable, an Authorized Person for the Authorized Participant may call the Distributor’s telephone representative at the number listed on the Order Form prior to the Order Cut-Off Time to receive an Order Number, as described further below. The telephone call must be answered and concluded, and the Order must be complete, prior to the Order Cut-Off Time. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the Order, the telephone representative will issue a unique order number (the “Order Number”) and record the terms of the Order in an electronic mail version of the Order Form. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing (by email or, as provided below, by facsimile) and accompanied by the designated Order Number. During or following the call, the telephone representative will transmit the written Order Form to the Authorized Participant by electronic mail, indicating the approval of the Distributor of the written Order Form.

To complete an Order, the Authorized Participant must respond to the telephone representative with its approval of the written Order Form by electronic mail prior to the Order Cut-Off Time. If the Authorized Participant detects an error or mistake in the written Order Form, it must return a corrected written Order Form to the telephone representative by electronic mail prior to the Order Cut-Off Time, indicating its approval of the corrected written Order Form. The telephone representative will review the corrected written Order Form and notify the Authorized Participant of the approval or rejection thereof by the Distributor. The Order will be complete upon approval in writing by both the Authorized Participant and the Distributor. If an Order is not complete prior to the Order Cut-Off Time, the Order will be invalid and will not be processed.

If the Authorized Participant is unable to send or receive electronic mail, it must inform the telephone representative when submitting the terms of its Order or as soon as such inability arises. Communication by facsimile may then be substituted for electronic mail in the steps described above, provided that each transmission is clearly marked with the time of transmission.

INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, DO NOT HANG UP AND REDIAL. CALLS MUST BE CONCLUDED PRIOR TO THE ORDER CUT-OFF TIME. CALLS THAT ARE IN PROGRESS OR ARE UNANSWERED IN THE QUEUE AT OR AFTER THE ORDER CUT-OFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TELEPHONE REPRESENTATIVE. ALL TELEPHONE CALLS WILL BE RECORDED BY THE TELEPHONE REPRESENTATIVE.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON WRITTEN APPROVAL BY BOTH THE AUTHORIZED PARTICIPANT AND THE DISTRIBUTOR.

d.	Settlement.

(i)	CNS Clearing Process. In general, the securities making up a Creation Unit must be delivered through the NSCC to a DTC account maintained at the Fund’s custodian on or before the Contractual Settlement Date (defined below). The Authorized Participant must also make available on or before the Contractual Settlement Date, by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay any applicable Cash Component related to an Order. Any excess funds will be returned following settlement of the issue of the Creation Unit. The “Contractual Settlement Date” is the earlier of: (i) the date upon which all of the required securities, any Cash Component and any other cash amounts which may be due are delivered to the Fund; and (ii) trade date plus three (T +3) business days. Creation Units will be issued through the NSCC in accordance with the terms and conditions of the NSCC systems from time to time adopted and communicated to NSCC participants.

Any settlement outside the CNS Clearing Process may be subject to additional requirements and fees as discussed in the Prospectus.

(ii)	Outside the CNS Clearing Process.

(a)	In general, securities making up a Creation Unit must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below). The Authorized Participant must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay any Cash Component of the Creation Unit, together with any applicable fees. Any excess funds will be returned following settlement of the issue of the Creation Unit. The “International Contractual Settlement Date” will be the earlier of: (i) the date upon which all of the required securities making up a Creation Unit, and any related Cash Component and other cash amounts due are delivered to the Fund; and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of such securities are customarily traded.

Except as provided in the next two paragraphs, a Creation Unit will not be issued outside of the CNS Clearing Process until the transfer of good title to the Fund of the securities and the payment of any Cash Component and applicable fees have been completed. When the Subcustodian confirms to the Fund’s Custodian that the required securities (or, when permitted in the sole discretion of the Fund, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall cause the delivery of the Creation Unit.

In the event that a deposit of securities is incomplete on the settlement date for a Creation Unit, the Fund may issue a Creation Unit notwithstanding such deficiency in reliance on the undertaking of the Authorized Participant to deliver the missing securities as soon as possible, which undertaking shall be secured by the Authorized Participant’s delivery and maintenance of collateral consisting of U.S. Dollar cash having a value at least equal to 105% of the value of the missing securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with cash collateral settlement provided to the Trust by the Transfer Agent. Moreover, the Fund, acting in good faith, may purchase the missing securities at any time and the Authorized Participant agrees to accept liability for any shortfall between the cost to the Fund of purchasing such securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

(b)	Cash redeems shall be settled outside the CNS process.

2.	Further Information Regarding the Placement of Orders by the Internet.

a.	Certain Acknowledgements. The Authorized Participant acknowledges and agrees (i) that the Trust, the Trustee, the Distributor and their respective agents will review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Authorized Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Authorized Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE ELECTRONIC INTERFACE AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AUTHORIZED PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRUSTEE, THE DISTRIBUTOR OR THEIR RESPECTIVE

AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

b.	Election to Terminate Placing Orders by Internet. The Authorized Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.	Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Authorized Participant acknowledges it may be difficult to reach the Trust by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trust may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case the Authorized Participant may redeem or exchange Shares by communication through facsimile. All Orders must be complete, including written approval by the Authorized Participant and the Distributor, prior to the Order Cut-Off Time.

4.

Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Authorized Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 105% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is completed in proper form prior to the Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on the settlement date. If the Order is not completed in proper form by the Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on the settlement date, then the Order will be rejected as invalid and the Authorized Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Trust at least equal to 105% of the daily marked to market value of the missing Deposit Securities. In the event that additional cash is not paid, the Trust may use the cash on deposit to purchase the missing Deposit Securities. The Authorized Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Authorized Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Purchase Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Authorized Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Purchase Order is deemed received by the Distributor.

ANNEX III TO AUTHORIZED PARTICIPANT

AGREEMENT FOR POINTBREAK ETF TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF THE AP

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name:
Title:
Signature:
Email:
Telephone:

Name:
Title:
Signature:
Email:
Telephone:

Name:
Title:
Signature:
Email:
Telephone:

The undersigned, [name], [title], [Trust], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this Institution in its capacity as an AP pursuant to the Agreement by and among ALPS Distributors, Inc., as Distributor and [name of the AP], dated [date] and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [Trust].

Date:
[name, title]

ANNEX IV TO AUTHORIZED PARTICIPANT

AGREEMENT FOR POINTBREAK ETF TRUST

INTERNATIONAL FUND SUBCUSTODIAN ACCOUNTS FOR

DELIVERY OF DEPOSIT SECURITIES

The Subcustodian accounts into which an AP should deposit the securities constituting the Deposit Securities of each International Fund of Pointbreak ETF Trust are set forth below:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

ANNEX V TO AUTHORIZED PARTICIPANT

AGREEMENT FOR POINTBREAK ETF TRUST

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which Pointbreak ETF Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:
Account Name:
Account Number:
Other Reference Number:

ANNEX VI

ORDER ENTRY SYSTEM/

ELECTRONIC INTERFACE TERMS AND CONDITIONS

This Annex shall govern use by Authorized Participant of the electronic order entry system for placing Orders for Creation Units (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”). In the event of any conflict between the terms of this Annex VI and the main body of the AP Agreement with respect to the placing of Orders, the terms of this Annex VI shall control.

1. (a) Authorized Participant shall provide to the Distributor a duly executed authorization letter, in a form satisfactory to Distributor, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Distributor in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, in order to give the Distributor a reasonable opportunity to terminate such Authorized Person’s access to the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. Distributor grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with Distributor in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Distributor and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Distributor or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Distributor’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Distributor’s request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Distributor. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Distributor’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. DISTRIBUTOR AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Distributor all copies of the Material which is in Authorized Participant’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Distributor. Distributor shall be entitled to rely on the information received by it from the Authorized Participant and Distributor may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5. Distributor shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Distributor’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL DISTRIBUTOR OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF DISTRIBUTOR OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL DISTRIBUTOR OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. Distributor reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Annex VI.

7. Distributor shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment Distributor shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Order was received by Distributor. Distributor may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Distributor in sufficient time for Distributor to act upon, or in accordance with such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Distributor may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.